United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 21, 2002
                                                 ------------------


Commission file number              1-11983
                       -------------------------


                           FPIC Insurance Group, Inc.
             (Exact name of registrant as specified in its charter)


            Florida                                    59-3359111
------------------------                   -------------------------------------
 (State or other jurisdiction of             (IRS Employer Identification No.)
incorporation or organization)


     225 Water Street, Suite 1400, Jacksonville, Florida          32202
--------------------------------------------------------------------------------
          (Address of principal executive offices)              (Zip Code)


                                 (904) 354-2482
              (Registrant's telephone number, including area code)

Item 7.  Financial Statements and Exhibits.
------------------------------------------
        (c)  Exhibits
        -------------
              10(rr) Amendment No. 2 to the Revolving Credit and Term Loan Agreement entered into as of November 21, 2002, by and among FPIC Insurance Group, Inc. (the "Borrower"), the several banks and other financial institutions from time to time party thereto (the "Lenders"), SunTrust Bank, in its capacity as Administrative Agent for the Lenders and in its capacity as Collateral Agent for the Lenders and joined by certain subsidiaries of the Borrower as Subsidiary Guarantors

              99                FPIC Insurance Group, Inc. Press Release dated
                                November 22, 2002


Item 9.  Regulation FD Disclosure.
---------------------------------

On November 21, 2002, FPIC Insurance Group, Inc. (NASDAQ: FPIC) (the "Company") reached an agreement with its lenders regarding an amendment to its Revolving Credit and Term Loan Agreement (the "Credit Facility") dated August 31, 2001, as amended. Negotiation of an amendment to the Credit Facility was necessitated by the Company's noncompliance with a loan covenant following a change in the Company's financial strength rating by A. M. Best Company from A- (Excellent) with a negative outlook to B++ (Very Good) with a stable outlook on October 23, 2002. The amendment to the Credit Facility concludes negotiations between the Company and its lenders on this issue.

Safe Harbor Disclosure for Forward-Looking Statements.
-----------------------------------------------------

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Any written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to:

(i)      Uncertainties relating to government and regulatory policies
         (such as subjecting the Company to insurance regulation or taxation in additional jurisdictions or amending, revoking or enacting any laws, regulations or treaties affecting the Company's current operations);
(ii) The occurrence of insured or reinsured events with a frequency or severity exceeding the Company's estimates;
(iii) Legal developments, including claims for extra-contractual obligations or in excess of policy limits in connection with the administration of insurance claims;
(iv) Developments in global financial markets that could affect the Company's investment portfolio and financing plans;
(v) Developments in reinsurance markets that could affect the Company's reinsurance program;

(vi) The impact of mergers and acquisitions, including the ability to successfully integrate acquired businesses and achieve cost savings, competing demands for the Company's capital and the risk of undisclosed liabilities;
(vii) Risk factors associated with financing and refinancing, including the willingness of credit institutions to provide financing and the availability of credit;
(viii) The competitive environment in which the Company operates, including reliance on agents to place insurance, physicians electing to practice without insurance coverage, related trends and associated pricing pressures and developments;
(ix) The actual amount of new and renewal business and market acceptance of expansion plans;
(x)      The impact of surplus constraints on growth;
(xi) Rates charged for insurance products, including rates on excess policies, being subject to or mandated by regulatory approval;
(xii)    The loss of the services of any of the Company's executive officers;
(xiii)   Changing rates of inflation and other economic conditions;
(xiv)    The uncertainties of the loss reserving process;
(xv)     The ability to collect reinsurance recoverables; and
(xvi) Changes in the Company's financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on agents' ability to place insurance business on behalf of the Company; and

other risk factors discussed in the Company's Form 10-Q for the quarter ended September 30, 2002 filed with the Securities and Exchange Commission on November 13, 2002.

The words "believe," "anticipate," "foresee," "estimate," "project," "plan," "expect," "intend," "hope," "should," "will," "will likely result" or "will continue" and variations thereof or similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Signature.
---------
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FPIC INSURANCE GROUP, INC.


 Date:      November 22, 2002           By:  /s/ John R. Byers
                                           ------------------------------------
                                             John R. Byers
                                             President and Chief Executive
                                             Officer

                                  EXHIBIT INDEX


            Exhibit Number               Description of Exhibits
            --------------               -----------------------

                10(rr) Amendment No. 2 to the Revolving Credit and Term Loan Agreement entered into as of November 21, 2002, by and among FPIC Insurance Group, Inc. (the "Borrower"), the several banks and other financial institutions from time to time party thereto (the "Lenders"), SunTrust Bank, in its capacity as Administrative Agent for the Lenders and in its capacity as Collateral Agent for the Lenders and joined by certain subsidiaries of the Borrower as Subsidiary Guarantors

                99 FPIC Insurance Group, Inc. Press Release dated November 22, 2002